SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): June 3, 2008
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey 08543
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On June 3, 2008, Church & Dwight Co., Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of December 23, 2005 (the “Credit Agreement”), with several banks and other financial institutions, The Bank of Nova Scotia, Bank of America, N.A. and National City Bank, each as a documentation agent, Citicorp North America, Inc., as syndication agent, and J.P. Morgan Chase Bank, N.A., as administrative agent.  The Amendment provides, in part, (i) the maturity date of the multi-currency revolving credit and letter of credit facility in an aggregate principal amount of up to $100,000,000 is extended from May 28, 2009 to August 31, 2012, (ii) the annual capital expenditure limitation is increased from $75,000,000 to $100,000,000 in 2008 and $200,000,000 in 2009 and reduced to $100,000,000 thereafter, (iii) the term loan under the Credit Agreement may be increased by the Company in an additional principal amount of $250,000,000, and (iv) the amendment of certain other covenants and obligations contained in the Credit Agreement.  The Amendment is furnished herewith as Exhibit 99.1 pursuant to this Item 1.01.

ITEM 7.01.  Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on June 5, 2008 announcing plans to construct a new integrated laundry detergent manufacturing plant and distribution center in York County, Pennsylvania, which is attached hereto as Exhibit 99.2. This information is being furnished under Item 7.01 and, as such, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

ITEM 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Amendment to the Amended and Restated Credit Agreement, dated as of June 3, 2008
99.2	Church & Dwight Co., Inc. press release, dated June 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	June 9, 2008	By:	/s/ James R. Craigie
		Name:	James R. Craigie
		Title:	Chairman and Chief Executive Officer